As filed with the Securities and Exchange Commission on August 15, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

NexPoint Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3926499
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court Suite 700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-196096

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of NexPoint Capital, Inc. (the “Registrant”). The description of the shares of common stock contained in the sections entitled “Description of Capital Stock,” “Suitability Standards,” “Share Repurchase Program,” “Distributions,” and “Distribution Reinvestment Plan” in the prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-196096), originally filed with the Securities and Exchange Commission on May 20, 2014 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 filed on July 2, 2014 (Registration No. 333-196096)).

3.2	Bylaws (Incorporated by reference to Exhibit (b)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 filed on July 2, 2014 (Registration No. 333-196096)).

4.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 filed on July 24, 2014 (Registration No. 333-196096)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 15, 2014

NEXPOINT CAPITAL, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Vice President and Chief Financial Officer